Exhibit 99.1

News Release

For Release July 11, 2012

9:00 A.M.

Contact:            Joseph G. Sawyer, Senior Vice President & Chief Financial Officer or

Robin D. Brown, Senior Vice President & Director of Marketing

(803) 951- 2265

First Community Corporation Announces Second Quarter Results and Cash Dividend

Highlights

•                  36% increase in net income available to common shareholders to $760,000 or $0.23 per share

•                  Continued payment of cash dividend

•                  Capital ratios of 9.94% (Tier 1 Leverage), 16.64% (Tier 1 Risk Based) and 18.59% (Total Capital)

•                  Loan portfolio quality better than peers, with NPA ratio decreasing to 1.60%

•                  OCC exam completed during the 2nd quarter results in lifting of regulatory agreement

Lexington, SC — July 11, 2012  Today, First Community Corporation (Nasdaq:  FCCO), the holding company for First Community Bank, reported net income available to common shareholders for the second quarter of 2012.  Net income available to common shareholders for the second quarter of 2012 was $760 thousand as compared to $558 thousand in the second quarter of 2011, an increase of 36.2%.  Diluted earnings per common share were $0.23 for the second quarter of 2012 as compared to $0.17 for the second quarter of 2011, an increase of 35.3%.

Year-to-date 2012 net income available to common shareholders was $1.39 million compared to $961 thousand during the first six months of 2011, an increase of 44.6%.  Diluted earnings per share for the first half of 2012 were $0.42, an increase of 44.8% over the same period in 2011, which produced diluted earnings per share of $0.29.

Cash Dividend and Capital

The company announced that the Board of Directors has approved a cash dividend for the second quarter of 2012.  The company will pay a $.04 per share dividend to holders of the company’s common stock.  This dividend is payable August 3, 2012, to shareholders of record as of July 20, 2012.

During the second quarter of 2012, all of the company’s regulatory capital ratios continued to increase as compared to the prior year.  Each of these ratios (Leverage, Tier I Risk Based, and Total Risk Based) exceeds the well capitalized minimum level currently required by regulatory statute.  At June 30, 2012, the company’s regulatory capital ratios (Leverage, Tier I Risk Based, and Total Risk

Based) were 9.94%, 16.64% and 18.59%, respectively.  This compares to the same ratios as of June 30, 2011, of 8.98%, 14.57% and 15.87%, respectively.  Additionally, it should be noted that the regulatory capital ratios for the company’s wholly owned subsidiary, First Community Bank, N.A., were 9.93%, 16.62% and 17.88%, respectively, as of June 30, 2012, compared to 8.75%, 14.21% and 15.49%, respectively, as of June 30, 2011.  The improvement in the capital ratios is a result of the company’s continued earnings and its success in executing its previously announced strategy of controlling the overall size of its balance sheet.

Further, the company’s ratio of tangible common equity to tangible assets showed growth increasing to 6.24% as of June 30, 2012, as compared to 5.33% as of June 30, 2011.  Tangible book value is $11.14 per share as of June 30, 2012, as compared to $9.85 as of June 30, 2011.

Asset Quality

Loan Portfolio

Non-performing assets declined by $1,250,000 (11.6%) to $9.5 million (1.60% of total assets) at the end of the quarter, as compared to $10.8 million (1.80%) as of March 31, 2012.  This ratio compares favorably with the bank’s peer group non-performing assets ratio which the company believes to be in excess of 4.00% (based on information obtained from SNL Financial, LC).

Troubled debt restructurings that are still accruing interest increased during the quarter to $4.1 million from $3.7 million at March 31, 2012.  Loans past due 30-89 days decreased from $3.3 million (0.99% of loans) to $2.4 million (0.74% of loans) on a linked quarter basis.

Net loan charge-offs for the quarter were $75 thousand (0.09% annualized ratio) as compared to the same period in the prior year total of $329 thousand (0.40% annualized ratio).  The company believes that this compares very favorably to its peer group average.

Classified loans decreased slightly in the quarter to $16.6 million.  This decrease is a continuation of a trend of declining balances of classified loans.  The ratio of classified loans plus OREO now stands at 34.07% of total regulatory risk-based capital as of June 30, 2012.

Mike Crapps, First Community President and CEO, commented, “Nearly every metric for loan portfolio quality showed improvement during the quarter and it should be noted that we were already performing at better than peer levels.  This is evidence of the credit culture of this organization and can be attributed to the men and women that implement this culture daily and to the high quality of our customers.”

Balance Sheet

The company continued to move forward with its previously announced strategy of controlling the overall size of its balance sheet while improving the mix of both assets and liabilities.  As seen below, the company reported continued success in growing pure deposits (deposits other than certificates of deposit), while reducing the balances of certificates of deposit and Federal Home Loan Bank advances, thereby achieving an even lower cost of funding.

(Numbers in millions)

	12/31/10	12/31/11	6/30/12	$ Variance	% Variance
Total Pure Deposits	$259.8	$286.8	$307.9	$21.1	7.4%
CDs <$100K	$122.3	$107.4	$100.2	$(7.2)	(6.7)%
CDs>$100K	73.2	70.4	65.9	(4.5)	(6.4)%
Brokered CDs	0.0	0.0	0.0	0.0	0.0%
Total CDs	$195.5	$177.8	$166.1	$(11.7)	(6.6)%
Total Deposits	$455.3	$464.6	$474.0	$9.4	2.0%
Customer Cash Management	12.7	13.6	12.8	(0.8)	(5.9)%
FHLB Advances	68.1	43.9	38.5	(5.4)	(12.3)%
Total Funding	$536.2	$522.1	525.3	3.2	0.6%

Mr. Crapps commented, “Our success in serving our target market of local businesses and professionals is evidenced by the tremendous momentum we have built in the growth of pure deposits.  This success has enabled us to continue to reduce our cost of funds and control our balance sheet size by reducing certificates of deposit and Federal Home Loan Bank advances.  Certificates of deposit now represent only 35.0% of the total deposits.  As a result of this success, the cost of funds, including non-interest bearing demand deposits, has declined to 1.03% from 1.33% in the second quarter of 2011.”  Mr. Crapps continued, “While we have achieved much success on the liability side of our balance sheet, we are frustrated by continuing weak demand in our efforts to grow our loan portfolio.  Nevertheless, our team will continue, with renewed effort, to identify, underwrite, and appropriately price sound loan opportunities.”

Net Interest Income/Net Interest Margin

Net interest income was $4.5 million for the second quarter of 2012, which represents a decrease as compared to $4.6 million in the second quarter of 2011.  The net interest margin, on a tax equivalent basis, was 3.30% for the second quarter of 2012, which represents a decrease from 3.37% during the same period in 2011.  These decreases are driven primarily by declining yields in the investment portfolio as the company sold non-agency mortgage backed securities (MBS) and replaced those investments with lower risk weighted investments earning lower yields.  The company has now substantially reduced its non-agency MBS portfolio, with only $1.7 million remaining that are rated below investment grade by the rating agencies.

Non-Interest Income

Non-interest income increased significantly by 52.3% to $1,855,000 as compared to $1,218,000 in the second quarter of 2011.  This increase was led by the success in mortgage origination revenue increasing from $263,000 to $877,000 this quarter.  Mr. Crapps commented, “The acquisition of Palmetto South Mortgage Corporation in July of 2011 continues to be beneficial and, in combination with the legacy mortgage unit, is a real story of success.  It is also noteworthy that in this quarter, core non-interest income (non-interest income derived from customer activities) represented 30.7% of total revenues.  This diversification of revenue positions us to be successful even in a low net interest margin environment.”

Non-Interest Expense

Non-interest expense increased by $481 thousand (10.9%) to $4.9 million for the second quarter.  This was driven primarily by increased salary and benefit costs in the mortgage unit and increased OREO expenses.

Regulatory Matters

The OCC completed its safety and soundness examination of the bank during the quarter.  As previously announced, upon conclusion of the exam, the OCC lifted its formal agreement with the bank.  This agreement was entered into on April 6, 2010 based on the findings of the OCC during its 2009 examination of the bank.  As reflected in the formal agreement, the OCC’s primary concern with the bank was driven by rating agency downgrades of non-agency MBSs in the bank’s investment portfolio.  These securities, purchased in 2004 through 2008, were all rated AAA by the rating agencies at the time of purchase; however, they were impacted by the economic recession and the stress on the residential housing sector and were subsequently downgraded, many to below investment grade.  As noted above, the bank has reduced the non-agency MBSs in its investment portfolio that are rated below investment grade to $1.7 million.

First Community Corporation stock trades on the NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, N.A., a local community bank based in the midlands of South Carolina.  First Community Bank, N.A. operates eleven banking offices located in Lexington, Richland, Newberry and Kershaw counties in addition to First Community Financial Consultants, a financial planning/investment advisory division and Palmetto South Mortgage, a separate mortgage division.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

###

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Six months ended
	June 30,		March 31,		June 30,
	2012	2011	2012	2011	2012	2011

Interest Income	$5,840	$6,466	$6,044	$6,440	$11,884	$12,906
Interest Expense	1,389	1,847	1,535	1,986	2,924	3,833
Net Interest Income	4,451	4,619	4,509	4,454	8,960	9,073
Provision for Loan Losses	71	390	230	360	301	750
Net Interest Income After Provision	4,380	4,229	4,279	4,094	8,659	8,323
Non-interest Income:
Deposit service charges	375	478	389	458	764	936
Mortgage origination fees	877	263	723	191	1,600	454
Investment advisory fees and non-deposit commissions	162	138	147	175	309	313
Gain (loss) on sale of securities	(38)	7	11	134	(27)	141
Gain (loss) on sale of other assets	(36)	(44)	50	(47)	14	(91)
Fair value gain (loss) adjustment	(4)	(129)	(33)	4	(37)	(125)
Other-than-temporary-impairment write-down on securities	—	—	(200)	(4)	(200)	(4)
Loss on early extinquishment of debt	—		(121)	—	(121)
Other	519	505	497	516	1,016	974
Total non-interest income	1,855	1,218	1,463	1,427	3,318	2,598
Non-interest Expense:
Salaries and employee benefits	2,747	2,196	2,558	2,313	5,305	4,509
Occupancy	335	308	345	309	680	617
Equipment	283	290	287	281	570	571
Marketing and public relations	108	126	186	171	294	297
FDIC assessment	196	250	184	255	380	505
Other real estate expenses	267	158	119	346	386	504
Amortization of intangibles	51	155	51	155	102	310
Other	921	944	882	893	1,803	1,790
Total non-interest expense	4,908	4,427	4,612	4,723	9,520	9,103
Income before taxes	1,327	1,020	1,130	798	2,457	1,818
Income tax expense	399	294	331	228	730	522
Net Income	928	726	$799	$570	$1,727	$1,296
Preferred stock dividends	168	168	169	167	337	335
Net income available to common shareholders	$760	$558	$630	$403	$1,390	$961

Per share data:
Net income, basic	$0.23	$0.17	$0.19	$0.12	$0.42	$0.29
Net income, diluted	$0.23	$0.17	$0.19	$0.12	$0.42	$0.29
					0
Average number of shares outstanding - basic	3,295,804	3,275,515	3,308,677	3,271,758	3,302,236	3,273,647
Average number of shares outstanding - diluted	3,356,785	3,275,515	3,329,175	3,271,758	3,343,040	3,273,647

Return on average assets	0.51%	0.39%	0.43%	0.27%	0.47%	0.32%
Return on average common equity:	8.02%	7.31%	6.86%	5.31%	7.46%	6.15%
Return on average common tangible equity:	8.22%	7.46%	7.09%	5.45%	7.64%	6.30%
Net Interest Margin (non taxable equivalent)	3.25%	3.37%	3.34%	3.30%	3.32%	3.33%
Net Interest Margin (taxable equivalent)	3.30%	3.37%	3.36%	3.30%	3.35%	3.34%

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousand, except per share data)

	At June 30,		December 31,
	2012	2011	2011

Total Assets	$598,014	$605,179	$593,887
Other short-term investments (1)	18,205	13,467	5,893
Investment Securities	201,381	210,742	206,669
Loans held for sale	4,356	625	3,725
Loans	324,913	325,671	324,311
Allowance for Loan Losses	4,742	4,716	4,699
Total Deposits	474,019	470,917	464,585
Securities Sold Under Agreements to Repurchase	12,817	15,551	13,616
Federal Home Loan Bank Advances	38,496	54,228	43,862
Junior Subordinated Debt	17,916	15,464	17,913
Shareholders’ equity	49,296	43,926	47,896

Book Value Per Common Share	$11.39	$10.02	$11.11
Tangible Book Value Per Common Share	$11.14	$9.85	$10.83
Equity to Assets	8.24%	7.26%	8.06%
Tangible common equity to tangible assets	6.24%	5.33%	6.04%
Loan to Deposit Ratio	69.46%	69.29%	70.61%
Allowance for Loan Losses/Loans	1.46%	1.45%	1.45%

(1) Includes federal funds sold, securities sold under agreements to resell and interest-bearing deposits

	At June 30,		December 31,
Regulatory Ratios:	2012	2011	2011

Leverage Ratio	9.94%	8.98%	9.40%
Tier 1 Capital Ratio	16.64%	14.57%	15.33%
Total Capital Ratio	18.59%	15.87%	17.25%
Tier 1 Regulatory Capital	$58,822	$53,884	$56,207
Total Regulatory Capital	$65,706	$58,678	$60,801

	Three months ended		Six months ended
	June 30,		June 30,
Average Balances:	2012	2011	2012	2011

Average Total Assets	$598,124	$603,209	$596,048	$602,899
Average Loans	332,081	330,939	330,342	332,301
Average Earning Assets	550,899	550,347	547,022	549,192
Average Deposits	471,955	466,985	469,270	464,022
Average Other Borrowings	71,746	88,727	72,838	91,813
Average Shareholders’ Equity	49,207	43,340	48,650	42,554

	June 30,	March 31	December 31,
Asset Quality:	2012	2012	2011
Loan Risk Rating by Category (End of Period)
Special Mention	$9,917	$8,632	$8,856
Substandard	16,612	16,807	17,814
Doubtful	—	—	—
Pass	302,740	309,514	301,366
	$329,269	$334,953	$328,036

	June 30,	March 31,	December 31,
	2012	2012	2011

Nonperforming Assets:
Non-accrual loans	$4,640	$5,416	$5,403
Other real estate owned	4,909	5,383	7,351
Accruing loans past due 90 days or more	—	—	25
Total nonperforming assets	$9,549	$10,799	$12,779
Accruing trouble debt restructurings	$4,081	$3,651	$3,950

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Loans charged-off	$88	$334	$292	$965
Overdrafts charged-off	7	8	15	15
Loan recoveries	(18)	(10)	(41)	(27)
Overdraft recoveries	(2)	(3)	(7)	(8)
Net Charge-offs	$75	$329	$259	$945
Net charge-offs to average loans	0.02%	0.10%	0.08%	0.28%

Post Office Box 64 / Lexington, SC 29071

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

  on Average Interest-Bearing Liabilities

	Three months ended June 30, 2012			Three months ended June 30, 2011
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$332,081	$4,629	5.59%	$330,939	$4,821	5.84%
Securities:	200,308	1,189	2.39%	203,158	1,625	3.21%
Federal funds sold and securities purchased	18,510	22	0.48%	16,250	20	0.49%
Total earning assets	550,899	5,840	4.26%	550,347	6,466	4.71%
Cash and due from banks	8,408			7,078
Premises and equipment	17,416			17,805
Other assets	26,148			32,743
Allowance for loan losses	(4,747)			(4,764)
Total assets	$598,124			$603,209

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$89,647	$41	0.18%	$81,150	$75	0.37%
Money market accounts	52,309	42	0.32%	49,534	58	0.47%
Savings deposits	38,752	12	0.12%	31,957	13	0.16%
Time deposits	201,079	713	1.43%	221,800	1,039	1.88%
Other borrowings	71,746	581	3.26%	88,727	662	2.99%
Total interest-bearing liabilities	453,533	1,389	1.23%	473,168	1,847	1.57%
Demand deposits	90,168			82,544
Other liabilities	5,216			4,157
Shareholders’ equity	49,207			43,340
Total liabilities and shareholders’ equity	$598,124			$603,209

Cost of funds, including demand deposits			1.03%			1.33%
Net interest spread			3.03%			3.15%
Net interest income/margin		$4,451	3.25%		$4,619	3.37%
Net interest income/margin FTE basis	$65	$4,516	3.30%	$5	$4,624	3.37%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and Rates

  on Average Interest-Bearing Liabilities

	Six months ended June 30, 2012			Six months ended June 30, 2011
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$330,342	$9,321	5.67%	$332,301	$9,629	5.84%
Securities:	201,908	2,590	2.58%	199,775	3,236	3.27%
Federal funds sold and securities purchased under agreements to resell	14,772	38	0.52%	17,116	41	0.48%
Total earning assets	547,022	11,949	4.39%	549,192	12,906	4.74%
Cash and due from banks	8,520			7,542
Premises and equipment	17,430			17,887
Other assets	27,815			33,123
Allowance for loan losses	(4,739)			(4,845)
Total assets	$596,048			$602,899
Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$87,318	83	0.19%	$79,774	148	0.37%
Money market accounts	51,226	84	0.33%	47,999	111	0.47%
Savings deposits	37,598	24	0.13%	31,168	26	0.17%
Time deposits	204,822	1,544	1.52%	223,198	2,158	1.95%
Other borrowings	72,838	1,189	3.28%	91,813	1,390	3.05%
Total interest-bearing liabilities	453,802	2,924	1.30%	473,952	3,833	1.63%
Demand deposits	88,306			81,883
Other liabilities	5,290			4,510
Shareholders’ equity	48,650			42,554
Total liabilities and shareholders’ equity	$596,048			$602,899

Cost of funds, including demand deposits			1.08%			1.39%
Net interest spread			3.10%			3.11%
Net interest income/margin		$9,025	3.32%		$9,073	3.33%
Net interest income/margin FTE basis	$96	$9,121	3.35%	$13	$9,086	3.34%